EXHIBITS IN SUPPORT OF FAIRNESS OPINION FOR

PROJECT VINTAGE


                                                [DEUTSCHE BANC ALEX. BROWN LOGO]



                                  June 8, 1999

The information contained in this document was obtained from the management of VIN and other sources.

This document has been prepared for the use of the Special Committee of the Board of Directors and the Board of Directors of VIN only. It is confidential and may not be disclosed or provided to any third parties without the written permission of BT Alex. Brown Incorporated.

This document is prepared as of June 8, 1999 and reflects information made available to us prior to such date. It does not include information regarding all of the assessments made by BT Alex. Brown Incorporated in arriving at its conclusions.


PROJECT VINTAGE                               [DEUTSCHE BANC ALEX. BROWN LOGO]

                         TABLE OF CONTENTS

          I.       Summary of the Proposed Transaction

          II.      Overview of VIN

          III.     Valuation Based on Selected Public Companies

          IV.      Valuation Based on Comparable M&A Transactions

          V.       Premiums Paid Analysis

          VI.      VIN Discounted Cash Flow Analysis

          VII.     Appendix



PROJECT VINTAGE                                 [DEUTSCHE BANC ALEX. BROWN LOGO]

SUMMARY OF THE PROPOSED TRANSACTION



PROJECT VINTAGE                                 [DEUTSCHE BANC ALEX. BROWN LOGO]

                      SUMMARY OF THE PROPOSED TRANSACTION
--------------------------------------------------------------------------------

Transaction:                  Cash tender offer by MERLOT for the remaining
                              50.1% of the outstanding common stock of VIN

Purchase Price per Share:     $37.00 per outstanding VIN share

Accounting Treatment:         Purchase accounting

Termination Fee:              Up to $8.0 million payable to MERLOT to reimburse
                              expenses

Key Conditions to Closing:    Hart-Scott-Rodino approval

                              Successful tender of a majority of the currently outstanding VIN shares, excluding shares currently held by MERLOT and its affiliates

Termination Date:             December 31, 1999
--------------------------------------------------------------------------------

PROJECT VINTAGE                                 [DEUTSCHE BANC ALEX. BROWN LOGO]

                       SUMMARY OF THE PROPOSED TRANSACTION


         Purchase Price Per Share                                     $        37.00

          VIN Shares

                 Common Shares Outstanding                                28,962,527
                 Common Stock Equivalents                                  2,393,184
                                                                      --------------

          Total Shares                                                    31,355,711

          Aggregate Equity Value                                      $1,160,161,307
                 Less:  Proceeds from Common Stock Equivalents        $   55,019,300

         Equity Purchase Price                                        $1,105,142,007

                 Less:  Cash (a)                                      $            0
                 Plus:  Debt (a)                                      $  354,213,000

         Adjusted Purchase Price                                      $1,459,355,007

(a)  As of March 31, 1999


PROJECT VINTAGE                                 [DEUTSCHE BANC ALEX. BROWN LOGO]

                       SUMMARY OF THE PROPOSED TRANSACTION
                  (dollars in millions, except per share data)

                                                                  PURCHASE PRICE
                 ANALYSIS OF PURCHASE PRICE             VIN          MULTIPLES
                 --------------------------             ---          ---------
LTM EBITDA (a)                                        $ 112.8          12.9x

LTM EBIT (a)                                          $  85.8          17.0x

LTM Net Income (a)                                    $  34.3          32.2x

CY 1999 Net Income (Street)                           $  41.0          27.0x
CY 2000 Net Income (Street)                           $  48.3          22.9x

CY 1999 Net Income (Company)                          $  49.1          22.5x
CY 2000 Net Income (Company)                          $  68.3          16.2x

Premium to One Day Prior Price (06/04/99)             $ 28.00           32.1%
Premium to One Month Prior Price (05/04/99)           $ 26.25           41.0%
Premium to Three Months Prior Price (03/04/99)        $ 23.56           57.0%

(a)  LTM as of March 31, 1999.

PROJECT VINTAGE                                 [DEUTSCHE BANC ALEX. BROWN LOGO]

OVERVIEW OF VIN

PROJECT VINTAGE                                 [DEUTSCHE BANC ALEX. BROWN LOGO]

                        VIN ANNOTATED STOCK PRICE HISTORY
                            January 1, 1998 - Present


                                  [LINE CHART]


PROJECT VINTAGE                                 [DEUTSCHE BANC ALEX. BROWN LOGO]

                        RELATIVE STOCK PRICE PERFORMANCE
                            January 1, 1998 - Present


                                  [LINE CHART]


Note: Distribution Index includes: Arrow Electronics, Corporate Express, Henry Schein, Owens & Minor, Patterson Dental, PSS World Medical and W.W. Grainger.

PROJECT VINTAGE                                 [DEUTSCHE BANC ALEX. BROWN LOGO]

                              VIN VOLUME AT PRICES
                            January 1, 1998 - Present

                                  [BAR CHART]

At This (b)                        Percentage of Shares Traded
$17                                     10.4%
$18                                      5.5%
$19                                      3.5%
$20                                      2.4%
$21                                      4.5%
$22                                      3.9%
$23                                      7.0%
$24                                      8.8%
$25                                      6.9%
$26                                      7.0%
$27                                      5.8%
$28                                      7.7%
$29                                      3.3%
$30                                      7.3%
$31                                      3.0%
$32                                      2.3%
$33                                      5.2%
$34                                      3.6%
$35                                      0.6%
$36                                      1.3%

Total Volume: 37.1 million
Turnover (% of Float (a)): 292.9%




(a)   Source: Bloomberg as of 6/04/99.
(b)   Refers to specified price or any decimal value of that price.

PROJECT VINTAGE                                 [DEUTSCHE BANC ALEX. BROWN LOGO]

              SUMMARY OF ANALYSTS' ESTIMATES AND COMMENTS

                                         Review                             Target          CY99           CY00          Long-Term
  Financial Institution (Analyst)         Date        Recommendation        Price         Estimate       Estimate       Growth Rate
  -------------------------------         ----        --------------        -----         --------       --------       -----------
BT Alex. Brown (Ryan)                    6/4/99       Market Perform        $32.00         $ 1.36         $ 1.55           15.0%
C.L. King & Associates (Roeder)          6/4/99         Strong Buy              --         $ 1.40         $ 1.68             --
Janney Montgomery (Crooks)               6/2/99         Accumulate              --         $ 1.36         $ 1.62           15.0%
Legg Mason Wood Walker (Reed)            6/3/99         Outperform          $34.00         $ 1.41         $ 1.72           20.0%
Warburg Dillon Read (Khanna)            4/22/99            Buy              $26.00         $ 1.40         $ 1.60           15.0%

I/B/E/S                                                                                    $ 1.39         $ 1.64           16.7%
-------                                                                                    ------         ------           -----

- BT Alex. Brown (5/3/99) -- Trends in both the microelectronics and the pharma/biotech segments began to improve in Q1 and VIN benefited from four major accounts that were won in Q4 1998 including: 3M, Eastman Chemicals, Millennium Pharmaceuticals and additional business with P&G. The pharmaceutical segment was stronger than anticipated, with sales trends in the high single digits to low double digits, which we think will continue for the balance of the year. As expected, microelectronics sales were down about 4% in Q1, against difficult comparisons, although this segment has started to improve sequentially for VIN. In addition, the chemical segment was down 3-5%, a trend we also expect to persist through 1999. While we remain optimistic about the Company's business, and its longer-term growth prospects, we expect that the P/E multiple may be capped at about 18-20x until EPS begin to consistently meet, or beat, expectations over time.

- Warburg Dillon Read (4/22/99) -- VIN reported better than expected Q1 1999 earnings per share of $0.25, which was ahead of our forecast of $0.24. Strength in sales to the pharmaceutical and semiconductor manufacturers helped drive this upside. While sales strength from these two customer segments has continued in the current quarter, management is signalling that we lower our estimate in Q2 1999 by $0.02 per share due to timing of revenue contribution from a recent acquisition. As such, we are lowering Q2 1999 EPS to $0.32 and raising Q3 1999 to $0.48 leaving the full year unchanged. In addition, VIN management provided an update on its MERLOT relationship and stated that it expects resolution by the end of June.

- Legg Mason Wood Walker (8/24/98) -- Results in VIN's core lab supply business are positive, reflecting stable market demand trends, VIN's strong competitive position, and the growth opportunities available through expansion of VIN's product and service portfolio. Recent weakness in sales growth of clean-room products to semiconductor manufacturers has had some negative impact on VIN's reported top line and profitability growth in 1998. Two recent acquisitions of critical environment distributors should help counteract this weakness as well as continue building VIN's presence in this market. The recent purchase of the Science Kit Group of Companies solidifies VIN's position as the leading distributor of lab supplies to the secondary school and college market, a lucrative, specialized niche in the market.

PROJECT VINTAGE                                [DEUTSCHE BANC ALEX. BROWN  LOGO]

               VIN FINANCIAL PLAN ACCORDING TO STREET PROJECTIONS
                      (in millions, except per share data)


                                                             For the Year Ending December 31,
                                          ---------------------------------------------------------------------
                                            1998A       1999E       2000E       2001E       2002E       2003E
                                          ---------   ---------   ---------   ---------   ---------   ---------
Sales                                     $ 1,349.9   $ 1,515.3   $ 1,620.0   $ 1,728.6   $ 1,841.0   $ 1,960.6

    Cost of Goods Sold                      1,037.8     1,153.1     1,229.7     1,310.3     1,391.8     1,476.4
                                          ---------   ---------   ---------   ---------   ---------   ---------
Gross Profit                                  312.2       362.2       390.3       418.3       449.2       484.3
    Sales, General and Administrative         201.5       234.7       241.0       257.2       273.9       291.7
                                          ---------   ---------   ---------   ---------   ---------   ---------
EBITDA                                        110.7       127.5       149.3       161.2       175.3       192.6
    Depreciation & Amortization                25.3        29.9        38.0        40.0        42.0        44.0
                                          ---------   ---------   ---------   ---------   ---------   ---------
EBIT                                           85.4        97.6       111.3       121.2       133.3       148.6
    Interest Income (Expense) and Other       (27.9)      (29.2)      (30.5)      (25.5)      (18.0)       (8.0)
                                          ---------   ---------   ---------   ---------   ---------   ---------
Pre-Tax Income                                 57.5        68.3        80.8        95.7       115.3       140.6
    Tax Expense                                22.6        27.3        32.5        38.3        46.1        56.2
                                          ---------   ---------   ---------   ---------   ---------   ---------
Net Income                                $    34.9   $    41.0   $    48.3   $    57.4   $    69.2   $    84.4
                                          =========   =========   =========   =========   =========   =========

Earnings Per Share                        $    1.18   $    1.36   $    1.55   $    1.79   $    2.15   $    2.60
                                          =========   =========   =========   =========   =========   =========

FD Average Shares Outstanding                  29.6        30.1        31.2        32.0        32.2        32.4
---------------------------------------------------------------------------------------------------------------
Growth Rates:
    Sales                                       -          12.2%        6.9%        6.7%        6.5%        6.5%
    EBITDA                                      -          15.2%       17.1%        7.9%        8.8%        9.9%
    EBIT                                        -          14.2%       14.1%        8.9%       10.0%       11.5%
    Net Income                                  -          17.3%       17.9%       18.8%       20.5%       21.9%
    Earnings Per Share                          -          15.3%       13.7%       15.8%       19.8%       21.2%

Margins:
    Gross Profit                               23.1%       23.9%       24.1%       24.2%       24.4%       24.7%
    SG&A                                       14.9%       15.5%       14.9%       14.9%       14.9%       14.9%
    EBITDA                                      8.2%        8.4%        9.2%        9.3%        9.5%        9.8%
    EBIT                                        6.3%        6.4%        6.9%        7.0%        7.2%        7.6%
    Net Income                                  2.6%        2.7%        3.0%        3.3%        3.8%        4.3%

    Source:  Based on BT Alex. Brown research estimates.

PROJECT VINTAGE                                 [DEUTSCHE BANC ALEX. BROWN LOGO]

               VIN FINANCIAL PLAN ACCORDING TO COMPANY PROJECTIONS
                      (in millions, except per share data)

                                                             For the Year Ending December 31,
                                          ---------------------------------------------------------------------
                                            1998A       1999E       2000E       2001E       2002E       2003E
                                          ---------   ---------   ---------   ---------   ---------   ---------
Sales                                     $ 1,349.9   $ 1,447.4   $ 1,583.5   $ 1,716.2   $ 1,811.3   $ 1,907.1

    Cost of Goods Sold                      1,037.8     1,086.2     1,177.9     1,273.1     1,341.4     1,409.9
                                          ---------   ---------   ---------   ---------   ---------   ---------
Gross Profit                                  312.2       361.2       405.5       443.1       469.9       497.2
    Sales, General and Administrative         201.5       225.5       243.6       261.3       271.2       282.2
                                          ---------   ---------   ---------   ---------   ---------   ---------
EBITDA                                        110.7       135.7       161.9       181.8       198.7       215.0
    Depreciation & Amortization                25.3        30.0        30.0        30.0        30.0        30.0
                                          ---------   ---------   ---------   ---------   ---------   ---------
EBIT                                           85.4       105.7       131.9       151.8       168.7       185.0
    Interest Income (Expense) and Other       (27.9)      (25.0)      (20.9)      (19.9)       (9.9)       (6.9)
                                          ---------   ---------   ---------   ---------   ---------   ---------
Pre-Tax Income                                 57.5        80.7       111.0       132.0       158.8       178.2
    Tax Expense                                22.6        31.6        42.7        49.3        59.9        67.6
                                          ---------   ---------   ---------   ---------   ---------   ---------
Net Income                                $    34.9   $    49.1   $    68.3   $    82.7   $    98.9   $   110.5
                                          =========   =========   =========   =========   =========   =========

Earnings Per Share                        $    1.18   $    1.66   $    2.31   $    2.79   $    3.34   $    3.73
                                          =========   =========   =========   =========   =========   =========
Average Shares Outstanding                     29.6        29.6        29.6        29.6        29.6        29.6

---------------------------------------------------------------------------------------------------------------
Growth Rates:
    Sales                                       -           7.2%        9.4%        8.4%        5.5%        5.3%
    EBITDA                                      -          22.6%       19.3%       12.3%        9.3%        8.2%
    EBIT                                        -          23.7%       24.8%       15.1%       11.1%        9.7%
    Net Income                                  -          40.5%       39.2%       21.0%       19.7%       11.7%
    Earnings Per Share                          -          40.5%       39.1%       21.0%       19.7%       11.7%

Margins:
    Gross Profit                               23.1%       25.0%       25.6%       25.8%       25.9%       26.1%
    SG&A                                       14.9%       15.6%       15.4%       15.2%       15.0%       14.8%
    EBITDA                                      8.2%        9.4%       10.2%       10.6%       11.0%       11.3%
    EBIT                                        6.3%        7.3%        8.3%        8.8%        9.3%        9.7%
    Net Income                                  2.6%        3.4%        4.3%        4.8%        5.5%        5.8%

PROJECT VINTAGE                                 [DEUTSCHE BANC ALEX. BROWN LOGO]

VALUATION BASED ON SELECTED PUBLIC
COMPANIES


PROJECT VINTAGE                                [DEUTSCHE BANC ALEX. BROWN LOGO]

                VIN VALUATION BASED ON SELECTED PUBLIC COMPANIES
                    Range of Implied Price per Share (a) (b)

                                  [BAR GRAPH]


Note:  White bar indicates mean.
(a) LTM as of 3/31/99.
(b) Implied valuation based on EBITDA and EBIT are adjusted by subtracting net debt of $354.2 million.



PROJECT VINTAGE                                 [DEUTSCHE BANC ALEX. BROWN LOGO]

                VIN VALUATION BASED ON SELECTED PUBLIC COMPANIES
                  (dollars in millions, except per share data)

                                                                               Implied Price Per Share
                                                                                Based on Multiples of
                                                                           Selected Distribution Companies
                                                  VIN                  --------------------------------------
                                               Statistics               Mean                    Range
                                               ----------              -------            -------------------
Valuation Based on Latest Twelve Months
Statistics (a) (b)

   LTM EBITDA                                   $ 112.8                $ 26.53            $ 18.68  -  $ 40.13

   LTM EBIT                                     $  85.8                $ 23.74            $ 15.87  -  $ 32.21

   LTM Net Income                               $  34.3                $ 21.68            $ 15.58  -  $ 29.20

Valuation Based on Projected Statistics

   Cal. 1999 Net Income (Street)                $  41.0                $ 22.65            $ 17.05  -  $ 29.73

   Cal. 2000 Net Income (Street)                $  48.3                $ 21.86            $ 15.96  -  $ 31.30


   Cal. 1999 Net Income (Company)               $  49.1                $ 26.80            $ 20.42  -  $ 35.25

   Cal. 2000 Net Income (Company)               $  68.3                $ 30.32            $ 22.58  -  $ 43.55


(a) LTM as of 3/31/99.
(b) Implied valuation based on EBITDA and EBIT are adjusted by subtracting net debt of $354.2.


PROJECT VINTAGE                                 [DEUTSCHE BANC ALEX. BROWN LOGO]

                VIN VALUATION BASED ON SELECTED PUBLIC COMPANIES
                              (dollars in millions)

                                                        VIN                       Selected Distribution
                                              -------------------------             Company Multiples
                                                            Transaction     ---------------------------------
                                              Statistics     Multiples        Mean             Range
                                              ----------    -----------     -------    ----------------------
Valuation Based on Latest Twelve Months
Statistics (a) (b)

  LTM EBITDA                                   $ 112.8        12.9  x       10.0  x     7.9  x   -    13.8  x

  LTM EBIT                                     $  85.8        17.0  x       12.2  x     9.5  x   -    15.3  x

  LTM Net Income                               $  34.3        32.2  x       18.3  x    13.2  x   -    25.1  x

Valuation Based on Projected Statistics

  Cal. 1999 Net Income (Street)                $  41.0        27.0  x       16.0  x    12.0  x   -    21.4  x

  Cal. 2000 Net Income (Street)                $  48.3        22.9  x       13.1  x     9.6  x   -    19.2  x

  Cal. 1999 Net Income (Company)               $  49.1        22.5  x       16.0  x    12.0  x   -    21.4  x

  Cal. 2000 Net Income (Company)               $  68.3        16.2  x       13.1  x     9.6  x   -    19.2  x


(a) LTM as of 3/31/99.
(b) Implied valuation based on EBITDA and EBIT are adjusted by subtracting net debt of $354.2.


PROJECT VINTAGE                                [DEUTSCHE BANC ALEX. BROWN LOGO]

VALUATION BASED ON COMPARABLE
M&A TRANSACTIONS



PROJECT VINTAGE                                 [DEUTSCHE BANC ALEX. BROWN LOGO]

               VIN VALUATION BASED ON COMPARABLE M&A TRANSACTIONS
                    Range of Implied Price per Share (a) (b)


                                  [BAR GRAPH]


(a) LTM as of 3/31/99.
(b) Implied valuation based on EBITDA and EBIT are adjusted by subtracting net debt of $354.2 million.



PROJECT VINTAGE                                 [DEUTSCHE BANC ALEX. BROWN LOGO]

               VIN VALUATION BASED ON COMPARABLE M&A TRANSACTIONS
                   (dollars in million, except per share data)


                                                                        Implied Price Per Share
                                                                     Based on Recent Transactions
                                                         ---------------------------------------------------
                                              VIN             TH Lee /
                                           Statistics    Fisher Scientific      Mean            Range
                                           ----------    -----------------    -------    -------------------
Valuation Based on Latest Twelve
Months (a) (b)

  LTM EBITDA                                $ 112.8           $ 22.54         $ 36.08    $ 22.54  -  $ 57.73

  LTM EBIT                                  $  85.8           $ 25.37         $ 35.59    $ 16.63  -  $ 56.21

  LTM Net Income                            $  34.3           $ 27.35         $ 36.20    $ 19.68  -  $ 50.15

Valuation Based on Projected Statistics

  Forward Net Income (Street)               $  44.1           $ 25.91         $ 35.09    $ 23.48  -  $ 53.71

  Forward Net Income (Company)              $  57.3           $ 33.12         $ 45.03    $ 29.96  -  $ 69.21


(a) LTM as of 3/31/99.
(b) Implied valuation based on EBITDA and EBIT are adjusted by subtracting net debt of $354.2.

PROJECT VINTAGE                                [DEUTSCHE BANC ALEX. BROWN LOGO]

               VIN VALUATION BASED ON COMPARABLE M&A TRANSACTIONS
                              (dollars in millions)

                                                                                        Recent Distribution
                                                                                     Mergers and Acquisitions
                                                                     ------------------------------------------------------
                                           VIN        Transaction        TH Lee /
                                        Statistics     Multiples     Fisher Scientific     Mean              Range
                                        ----------    -----------    -----------------    -------    ----------------------
Valuation Based on Latest Twelve
Months (a) (b)

  LTM EBITDA                              $ 112.8       12.9  x             8.9  x        12.7  x     8.9  x   -    18.7  x

  LTM EBIT                                $  85.8       17.0  x            12.8  x        16.5  x     9.7  x   -    24.0  x

  LTM Net Income                          $  34.3       32.2  x            23.4  x        31.5  x    16.6  x   -    44.2  x

Valuation Based on Projected
Statistics

  Forward Net Income (Street)             $  44.1       25.1  x            17.2  x        23.7  x    15.4  x   -    36.9  x

  Forward Net Income (Company)            $  57.3       19.3  x            17.2  x        23.7  x    15.4  x   -    36.9  x

(a) LTM as of 3/31/99.
(b) Implied valuation based on EBITDA and EBIT are adjusted by subtracting net debt of $354.2.


PROJECT VINTAGE                                [DEUTSCHE BANC ALEX. BROWN LOGO]

                           COMPARABLE M&A TRANSACTIONS
                             (dollars in thousands)

                                                                                                         Equity Purchase Price
                                                                              Enterprise Purchase Price     as a Multiple of:
                                                       Equity    Enterprise     as a Multiple of LTM:    ----------------------
  Date              Target                            Purchase    Purchase    -------------------------   Trailing    Forward
  Ann.             Acquiror                             Price     Price (a)   EBITDA              EBIT   Net Income  Net Income
--------  -----------------------------              ----------  ----------   ------             ------  ----------  ----------
05/25/99  Unisource Worldwide, Inc.                  $  842,795  $1,245,897    9.7 x             17.4 x     36.2 x      15.4 x
            Georgia-Pacific Corporation
10/09/98  Allegiance Corporation                     $4,728,574  $5,582,374   15.7 x             24.0 x     44.2 x      36.9 x
            Cardinal Health, Inc.
04/24/98  WESCO Distribution, Inc.                   $  653,500  $1,122,528   12.2 x             14.3 x     35.6 x          NA
            MBO & Cypress Group
12/17/97  Suburban Ostomy Supply Co.                 $  135,000  $  136,437   14.1 x             15.8 x     29.4 x          NA
            Invacare, Inc.
08/04/97  Sullivan Dental Products, Inc.             $  318,000  $  314,300   18.7 x             21.8 x     34.9 x      25.2 x
            Henry Schein, Inc.
06/05/97  Fisher Scientific International, Inc. (b)  $1,041,004  $1,339,804    8.9 x             12.8 x     23.4 x      17.2 x
            Thomas H. Lee Co.
01/28/97  General Medical, Inc.                      $  347,000  $  762,900   12.7 x             16.1 x         NA          NA
            McKesson Corporation
09/15/95  Baxter Industrial (c)                      $  428,662  $  428,662    9.4 x              9.7 x     16.6 x          NA
            VWR Scientific Products Corporation

                                        Mean:                                 12.7 x             16.5 x     31.5 x      23.7 x
                                        Median:                               12.5 x             16.0 x     34.9 x      21.2 x
                                        Low:                                   8.9 x              9.7 x     16.6 x      15.4 x
                                        High:                                 18.7 x             24.0 x     44.2 x      36.9 x

                                                   Equity Purchase Price
                                                      as a Multiple of:    Premium to Market
                                                   ---------------------  -------------------
  Date              Target                                 Book            Day   Month  3 Months
  Ann.             Acquiror                                Value          Prior  Prior    Prior   Accounting
--------  -----------------------------            ---------------------  -----  -----  --------  ----------
05/25/99  Unisource Worldwide, Inc.                        1.2 x          11.6%  47.7%    84.6%    Purchase
            Georgia-Pacific Corporation
10/09/98  Allegiance Corporation                           5.1 x          67.2%  24.1%   -28.3%    Pooling
            Cardinal Health, Inc.
04/24/98  WESCO Distribution, Inc.                            NM            NA     NA       NA     Purchase
            MBO & Cypress Group
12/17/97  Suburban Ostomy Supply Co.                       4.0 x           8.0%  13.3%    22.1%    Pooling
            Invacare, Inc.
08/04/97  Sullivan Dental Products, Inc.                   3.8 x          28.9%  66.2%    79.2%    Pooling
            Henry Schein, Inc.
06/05/97  Fisher Scientific International, Inc. (b)        2.6 x          27.4%  30.8%     5.8%    Purchase
            Thomas H. Lee Co.
01/28/97  General Medical, Inc.                               NA            NA     NA       NA     Purchase
            McKesson Corporation
09/15/95  Baxter Industrial (c)                            3.8 x            NA     NA       NA     Purchase
            VWR Scientific Products Corporation

                                        Mean:              3.4 x          28.6%  36.4%    32.7%
                                        Median:            3.8 x          27.4%  30.8%    22.1%
                                        Low:               1.2 x           8.0%  13.3%   -28.3%
                                        High:              5.1 x          67.2%  66.2%    84.6%


(a) Defined as Equity Purchase Price plus debt less cash and cash equivalents.
(b) Prior to the announcement of the Bass Group bid for the Company on June 5, 1997.
(c) Annualized numbers based on the six months ended June 30, 1995.


PROJECT VINTAGE                                 [DEUTSCHE BANC ALEX. BROWN LOGO]

PREMIUMS PAID ANALYSIS

PROJECT VINTAGE                               [DEUTSCHE BANK ALEX. BROWN LOGO]

                      VIN VALUATION BASED ON PREMIUMS PAID

                        Range of Implied Price per Share

Dark blue lines indicate the implied price per share based on the premiums paid in the Fisher Scientific transaction

                                   [CHART]

 Note:  White lines indicate means.

(a) Source: SDC as of June 2, 1999. Includes all completed deals since January 1, 1995 in which the acquiror had between a 20% and 50% ownership in the target prior to the deal, and then raised its ownership to 90% or greater following the transaction.
(b) SDC, January 1, 1994 to present. Includes completed M&A transactions (excluding financial services companies) between $1.0 and $1.5 billion.

PROJECT VINTAGE                                [DEUTSCHE BANC ALEX. BROWN LOGO]

                        VALUATION BASED ON PREMIUMS PAID

                         Comparable M&A Transactions (8)

                                                                 Premium                           Implied Price Per Share
                                      VIN               ------------------------------         ------------------------------
                                     Price               Mean                   Range           Mean                   Range
                                     -----               ----                   -----           ----                   -----
 One Day Prior (6/4/99)              $28.00              28.6%            8.0%  -  67.2%         $36.02           $30.25   -  $46.83

 One Month Prior (5/4/99)            $26.25              36.4%           13.3%  -  66.2%         $35.81           $29.73   -  $43.63

 Three Months Prior (3/4/99)         $23.56              32.7%          -28.3%  -  84.6%         $31.26           $16.90   -  $43.50

                   Selected Shareholder Transactions (24) (a)

                                                                   Premium                         Implied Price Per Share
                                         VIN             -----------------------------         ------------------------------
                                        Price            Mean                   Range           Mean                   Range
                                        -----            ----                   -----           ----                   -----
One Day Prior (6/4/99)                 $28.00            30.8%            3.2% - 118.6%          $   36.62     $   28.90 - $   61.20

One Month Prior (5/4/99)               $26.25            32.4%            4.2% - 104.0%          $   34.76     $   27.36 - $   53.55

Three Months Prior (3/4/99)            $23.56            42.6%           -9.7% - 201.9%          $   33.60     $   21.28 - $   71.13


                    Similarly-sized M&A Transactions (64) (b)

                                                                 Premium                           Implied Price Per Share
                                      VIN                -----------------------------         ------------------------------
                                     Price               Mean                   Range           Mean                   Range
                                     -----               ----                   -----           ----                   -----
 One Day Prior (6/4/99)              $28.00              29.5%          -13.9%  -  118.5%        $36.26           $24.12   -  $61.17

 One Month Prior (5/4/99)            $26.25              41.2%           -9.7%  -  130.7%        $37.05           $23.71   -  $60.56

 Three Months Prior (3/4/99)         $23.56              46.1%          -27.7%  -  164.9%        $34.41           $17.04   -  $62.41

                        Fisher Scientific Transaction (c)

                                      VIN                                             Implied Price
                                     Price             Premium                          Per Share
                                     -----             -------                          ---------

 One Day Prior (6/4/99)              $28.00              27.4%                             $35.67

 One Month Prior (5/4/99)            $26.25              30.8%                             $34.35

 Three Months Prior (3/4/99)         $23.56               5.8%                             $24.92


(a) Source: SDC as of June 2, 1999. Includes all completed deals since January 1, 1995 in which the acquiror had between a 20% and 50% ownership in the target prior to the deal, and then raised its ownership to 90% or greater following the transaction.
(b) SDC, January 1, 1994 to present. Includes completed M&A transactions (excluding financial services companies) between $1.0 and $1.5 billion.
(c) Premiums are to one day, one month and three months prior to the Bass Group bid for the Company on June 5, 1997.

PROJECT VINTAGE                                [DEUTSCHE BANC ALEX. BROWN LOGO]

               PREMIUMS PAID IN SELECTED SHAREHOLDER TRANSACTIONS

                                                                                                      Premium / (Discount) Paid
      Date                                                                             Enterprise     --------------------------
   Announced         Acquiror                           Target                         Value($mil)     1 Day     1 Month    3 Months
   ---------         --------                           ------                         -----------     -----     -------    --------
    02/16/99   Delta Air Lines Inc                   ASA Holdings Inc                     $940.2        6.5%       4.2%        2.1%
    01/06/99   Marriott International Inc            ExecuStay Corp                        138.9        3.2%       9.8%       75.0%
    12/02/98   Pinault-Printemps Redoute             Brylane Inc                           804.2       45.2%      44.1%       (9.7%)
    05/11/98   Monsanto Co                           DeKalb Genetics Corp                3,275.7       29.9%      42.5%      201.9%
    03/31/98   Thermedics(Thermo Electron)           Thermo Voltek Corp                     90.5       45.5%      40.0%       33.3%
    12/11/97   MascoTech Inc                         TriMas Corp                         1,384.0       12.7%      19.0%       13.6%
    11/17/97   Intermedia Communications Inc         Shared Technologies Fairchild         585.4       25.7%      22.4%       38.7%
    10/20/97   HSN Inc                               Ticketmaster Group Inc                845.3       32.0%      56.3%       68.5%
    08/04/97   Restaurant Co                         Perkins Family Restaurant LP          215.0       28.7%      31.8%        5.7%
    07/30/97   Fujitsu Ltd                           Amdahl Corp                         1,563.1        5.0%      25.6%       37.8%
    02/13/97   British Aerospace Holdings            Reflectone Inc                         98.0       20.0%      25.5%       28.0%
    01/30/97   Samsung Electronics Co Ltd            AST Research Inc                      558.1       16.8%      20.0%       23.4%
    10/30/96   Safeway Inc                           Vons Cos Inc                        3,093.0       26.8%      25.7%       33.0%
    10/28/96   Henkel KGaA                           Loctite Corp                        2,118.3       31.9%      34.8%       41.9%
    06/03/96   Pakhoed Holding NV                    Univar Corp                           605.3       57.2%      58.8%       80.9%
    04/08/96   AirTouch Communications               Cellular Communications Inc         2,910.4        7.4%       6.3%        8.6%
    10/26/95   Hyundai Electronics Industries        Maxtor Corp                           408.4       42.9%      44.9%       53.1%
    10/18/95   Rhone-Poulenc Rorer Inc               Applied Immune Sciences Inc           114.2       67.9%      38.2%       77.4%
    07/20/95   Greenfield Industries Inc             Rule Industries Inc                    80.6      118.6%     104.0%       56.9%
    04/24/95   Chiron Corp                           Viagene Inc                           137.3       67.4%      38.5%      100.0%
    03/15/95   LinPac Mouldings Ltd                  Ropak Corp                             81.7        6.0%       4.8%        3.5%
    03/07/95   Intelligent Electronics Inc           Future Now Inc                        130.4       10.5%      26.0%        6.2%
    02/22/95   People's Choice TV Corp               Preferred Entertainment Inc            65.9       14.3%      29.2%       29.2%
    01/18/95   Arcadian Corp                         Arcadian Partners LP                1,664.5       17.2%      26.1%       13.7%

                                                     Mean                                              30.8%      32.4%       42.6%
                                                     Median                                            26.2%      27.6%       33.1%
                                                     Low                                                3.2%       4.2%       (9.7%)
                                                     High                                             118.6%     104.0%      201.9%

      Source: SDC as of June 2, 1999. Includes all completed deals since January 1, 1995 in which the acquiror had between a 20% and 50% ownership in the target prior to the deal, and then raised its ownership to 90% or greater following the transaction.

   PROJECT VINTAGE                         [DEUTSCHE BANC ALEX. BROWN LOGO]

VIN DISCOUNTED CASH FLOW ANALYSIS

PROJECT VINTAGE                              [DEUTSCHE BANC ALEX. BROWN LOGO]

                         DISCOUNTED CASH FLOW ANALYSIS


                               Street Projections
                               ------------------

MERLOT Offer: $37.00
                    14.0%        13.0%         12.0%
                  Disc. Rate   Disc. Rate    Disc. Rate
                  ----------   ----------    ----------
8.0x                $24.75       $26.03        $27.37
9.0x                $28.15       $29.57        $31.06
10.0x               $31.56       $33.11        $34.75


                              Company Projections
                              -------------------

MERLOT Offer: $37.00
                    14.0%        13.0%         12.0%
                  Disc. Rate   Disc. Rate    Disc. Rate
                  ----------   ----------    ----------
8.0x                $28.72       $30.16        $31.67
9.0x                $32.52       $34.12        $35.79
10.0x               $36.32       $38.07        $39.90


PROJECT VINTAGE                                 [DEUTSCHE BANC ALEX. BROWN LOGO]

               DISCOUNTED CASH FLOW ANALYSIS - STREET PROJECTIONS
                  (dollars in millions, except per share data)

                                                                    FOR THE YEAR ENDING DECEMBER 31,
                                                     -----------------------------------------------------------------
FREE CASH FLOW CALCULATION:                          1999           2000          2001            2002           2003
---------------------------                          ----           ----          ----            ----           ----
   EBIT                                              $97.6         $111.3         $121.1         $133.3         $148.6
   Adjusted Tax Expense                               39.0           44.5           48.4           53.3           59.4
                                                     -----         ------         ------         ------         ------

   EBIT (after tax)                                   58.6           66.8           72.7           80.0           89.2
     Plus:  Depreciation & Amortization               29.9           38.0           40.0           42.0           44.0
     Less:  Changes in Working Capital                31.7           19.6           20.2           21.2           22.8
     Less:  Capital Expenditures                      25.0           20.0           20.0           20.0           20.0
                                                     -----         ------         ------         ------         ------
   Free Cash Flow                                    $31.8          $65.2          $72.5          $80.9          $90.4
                                                     =====          =====          =====          =====          =====

                                     PV OF TERMINAL VALUE AS OF 06/30/99
                 PV OF CASH        MULTIPLE OF 2003 EBITDA ($192.6 MILLION)                         IMPLIED EQUITY VALUATION
  DISCOUNT       FLOWS AS OF       ----------------------------------------     LESS         ----------------------------------
   RATE           06/30/99            8.0X          9.0X          10.0X       DEBT (a)       8.0X           9.0X          10.0X
   ----           --------            ----          ----          -----       --------       ----           ----          -----


   12.0%           $233.0             $924.6       $1,040.1       $1,155.7    ($354.2)       $803.3        $918.9      $1,034.4
   13.0%           $227.2             $888.3         $999.3       $1,110.3    ($354.2)       $761.2        $872.2        $983.3
   14.0%           $221.6             $853.7         $960.4       $1,067.1    ($354.2)       $721.0        $827.7        $934.5

                                                                                              Implied Equity Valuation per Share(b)
                                                                                Discount      -------------------------------------
                                                                                  Rate        8.0x          9.0x          10.0x
                                                                                  ----        ----          ----          -----
                                                                                 12.0%        $27.37        $31.06        $34.75
                                                                                 13.0%        $26.03        $29.57        $33.11
                                                                                 14.0%        $24.75        $28.15        $31.56

Source: Based on BT Alex. Brown research estimates.
(a)  Debt balance as of March 31, 1999.
(b)  Based on 29.0 million shares outstanding.

PROJECT VINTAGE                                 [DEUTSCHE BANC ALEX. BROWN LOGO]
                                     - 27 -

               DISCOUNTED CASH FLOW ANALYSIS - COMPANY PROJECTIONS
                  (dollars in millions, except per share data)


                                                                    For the Year Ending December 31,
                                                     ----------------------------------------------------------------
FREE CASH FLOW CALCULATION:                           1999          2000          2001           2002           2003
                                                     ------        ------        ------         ------         ------
   EBIT                                              $105.7        $131.9        $151.8         $168.7         $185.0
   Adjusted Tax Expense                                42.3          52.8          60.7           67.5           74.0
                                                     ------        ------        ------         ------         ------

   EBIT (after tax)                                    63.4          79.1          91.1          101.2          111.0
     Plus:  Depreciation & Amortization                30.0          30.0          30.0           30.0           30.0
     Less:  Changes in Working Capital                 16.6           0.4          11.6            5.1           13.4
     Less:  Capital Expenditures                       51.2          36.0          50.4           15.0           15.0
                                                     ------        ------        ------         ------         ------

   Free Cash Flow                                     $25.6         $72.7         $59.2         $111.1         $112.6
                                                      =====         =====         =====         ======         ======

                                PV of Terminal Value as of 06/30/99
  Discount                    Multiple of 2003 EBITDA ($215.0 million)                         Implied Equity Valuation
                PV of Cash    ----------------------------------------                     -----------------------------------
               Flows as of                                                    Less
    Rate         06/30/99         8.0x          9.0x          10.0x         Debt (a)         8.0x          9.0x          10.0x
    ----         --------         ----          ----          -----         --------         ----          ----          -----
   12.0%         $260.1        $1,032.2       $1,161.2       $1,290.2        ($354.2)       $938.1      $1,067.1      $1,196.1
   13.0%         $253.3          $991.6       $1,115.6       $1,239.5        ($354.2)       $890.7      $1,014.7      $1,138.6
   14.0%         $246.8          $953.0       $1,072.2       $1,191.3        ($354.2)       $845.6        $964.7      $1,083.9

                                                                                     Implied Equity Valuation per Share (b)
                                                                        Discount     --------------------------------------
                                                                          Rate           8.0x          9.0x          10.0x
                                                                          ----           ----          ----          -----
                                                                          12.0%         $31.67        $35.79        $39.90
                                                                          13.0%         $30.16        $34.12        $38.07
                                                                          14.0%         $28.72        $32.52        $36.32

Source: Based on VIN Management projections.
(a)  Debt balance as of March 31, 1999.
(b)  Based on 29.0 million shares outstanding.

PROJECT VINTAGE                                 [DEUTSCHE BANC ALEX. BROWN LOGO]

APPENDIX




PROJECT VINTAGE                                [DEUTSCHE BANC ALEX. BROWN LOGO]

OWNERSHIP ANALYSIS




PROJECT VINTAGE                                 [DEUTSCHE BANC ALEX. BROWN LOGO]

                               OWNERSHIP ANALYSIS

                                                            Percent of
Institutional Holdings (a)               Shares Held       Outstanding
--------------------------               -----------       -----------
Fidelity Management & Research Co.         1,872,630               6.5%
Warburg Pincus Asset Mgmt. Inc.              830,200               2.9%
Dimensional Fund Advisors, Inc.              472,700               1.6%
Palisade Capital Management LLC              425,900               1.5%
Fiduciary Management, Inc.                   420,320               1.5%
J. & W. Seligman & Co., Inc.                 341,740               1.2%
Loomis, Sayles & Company, L.P.               334,600               1.2%
First Union Corporation                      331,212               1.1%
Buchanan Parker Asset                        319,500               1.1%
Brookside Capital Investors                  293,300               1.0%
Friess Associates, Inc.                      293,100               1.0%
Barclays Bank Plc                            264,192               0.9%
T. Rowe Price Associates, Inc.               253,600               0.9%
UBS Brinson Inc.                             200,000               0.7%
Bankers Trust N Y Corp.                      199,850               0.7%
Brinson Partners, Inc.                       170,000               0.6%
Welch Capital Prtnrs LLC                     161,010               0.6%
State Of WI Investment Board                 100,000               0.3%
The Vanguard Group                            98,600               0.3%
First Empire State Corp.                      98,354               0.3%
Chase Manhattan Corp.                         91,600               0.3%
College Retire Equities                       90,543               0.3%
Mellon Bank Corporation                       84,855               0.3%
Crestone Capital Mgmt. Inc.                   78,955               0.3%
M & T Bank                                    78,838               0.3%
                  Others                     942,351               3.3%
                                           ---------             -----
Total                                      8,847,950              30.5%

                                                                   Percent of          Options
Insider Holdings (b)                              Shares Held (c)  Outstanding(c)       Held (d)
--------------------                            -----------------  -------------       --------
Jerrold B. Harris (President and CEO)                 243,784             0.8%         150,000
N. Stewart Rogers (Director)                          336,031             1.2%               0
Richard E. Engerbrecht (Director)                      95,640             0.3%               0
James W. Bernard (Director)                            90,718             0.3%               0
Paul Nowak (Executive VP)                               9,367             0.0%          68,000
Hal G. Nichter (Senior VP)                             10,423             0.0%          37,000
David S. Barth (Senior VP)                              3,211             0.0%          40,000
David M. Bronson (Senior VP Finance, CFO)               4,657             0.0%          47,000
Donald Nielson (Director)                              23,158             0.1%               0
Edward A. McGrath, Jr. (Director)                       6,078             0.0%               0
                                                      -------            ----          -------
Total                                                 823,067             2.8%         342,000


MERLOT (e)                                         14,449,405           49.9%
Institutional Holdings                              8,847,950           30.5%
Insider Holdings                                      823,067            2.8%
Retail and Other Holdings                           4,842,105           16.7%
                                                    ---------           -----
TOTAL SHARES OUTSTANDING (f)                       28,962,527          100.0%
                                                   ==========          =====


(a)  Source: CDA Spectrum as of June 2, 1999.
(b)  Source: Company Proxy dated April 6, 1999.
(c) Excludes oustanding options exercisable within 60 days after January 31, 1999.
(d)  Options exercisable within sixty days after January 31, 1999.
(e) Excludes 988,869 shares which may be purchased by MERLOT, pursuant to the Standstill Agreement, to maintain a 49.89% equity interest in the event that VIN issues additional shares.
(f)  Source: Company 10-Q dated March 31, 1999.

PROJECT VINTAGE                                 [DEUTSCHE BANX ALEX. BROWN LOGO]

SELECTED PUBLIC COMPANY ANALYSIS

PROJECT VINTAGE                                [DEUTSCHE BANC ALEX. BROWN LOGO]

                          COMPARABLE COMPANY ANALYSIS
                              (dollars in millions)

          Equity Value                                      LTM EBITDA
W.W. Grainger                   $5,269.0          W.W. Grainger                   $485.4
Arrow                           $1,724.5          Arrow                           $397.2
Henry Schein                    $1,200.7          Corp. Express                   $222.0
Patterson Dental                $1,200.6          Henry Schein                    $129.0
VIN                             $1,105.1          VIN                             $112.8
PSS World Medical               $  796.1          PSS World Medical               $105.1
Corp. Express                   $  625.5          Patterson Dental                $ 84.6
Owens & Minor                   $  367.7          Owens & Minor                   $ 81.7


        Enterprise Value                                     LTM EBIT
W.W. Grainger                   $5,533.5          W.W. Grainger                   $404.4
Arrow                           $3,225.6          Arrow                           $335.4
Corp. Express                   $1,906.9          Corp. Express                   $156.9
Henry Schein                    $1,562.3          Henry Schein                    $106.1
VIN                             $1,459.4          PSS World Medical               $ 91.3
Patterson Dental                $1,168.7          VIN                             $ 85.8
PSS World Medical               $  866.0          Patterson Dental                $ 76.6
Owens & Minor                   $  649.0          Owens & Minor                   $ 63.5


          Total Assets                                   LTM Net Income
Arrow                           $4,127.3          W.W. Grainger                   $237.6
Corp. Express                   $2,415.6          Arrow                           $132.2
W.W. Grainger                   $2,202.1          Henry Schein                    $ 60.1
Henry Schein                    $1,140.0          PSS World Medical               $ 54.3
VIN                             $  923.5          Patterson Dental                $ 47.4
Owens & Minor                   $  754.9          Corp. Express                   $ 36.7
PSS World Medical               $  714.1          VIN                             $ 34.3
Patterson Dental                $  343.9          Owens & Minor                   $ 29.0

Note:  VIN data based on transaction purchase price of $37.00 per share.

PROJECT VINTAGE                                 [DEUTSCHE BANC ALEX. BROWN LOGO]

                          COMPARABLE COMPANY ANALYSIS

       EBITDA Margin                                EBITDA Multiple
W.W. Grainger                   11.1%        Patterson Dental                13.8 x
Patterson Dental                 9.9%        VIN                             12.9 x
VIN                              8.1%        Henry Schein                    12.1 x
PSS World Medical                7.2%        W.W. Grainger                   11.4 x
Henry Schein                     6.4%        Corp. Express                    8.6 x
Corp. Express                    5.9%        PSS World Medical                8.2 x
Arrow                            4.7%        Arrow                            8.1 x
Owens & Minor                    2.7%        Owens & Minor                    7.9 x
MEAN                             6.8%        MEAN                            10.0 x


         EBIT Margin                                  EBIT Multiple
W.W. Grainger                   9.2%         VIN                             17.0 x
Patterson Dental                9.0%         Patterson Dental                15.3 x
PSS World Medical               6.3%         Henry Schein                    14.7 x
VIN                             6.2%         W.W. Grainger                   13.7 x
Henry Schein                    5.3%         Corp. Express                   12.2 x
Corp. Express                   4.2%         Owens & Minor                   10.2 x
Arrow                           3.9%         Arrow                            9.6 x
Owens & Minor                   2.1%         PSS World Medical                9.5 x
MEAN                            5.7%         MEAN                            12.2 x


      Net Income Margin                                Trailing P/E
Patterson Dental                5.6%         VIN                             32.2 x
W.W. Grainger                   5.4%         Patterson Dental                25.1 x
PSS World Medical               3.7%         W.W. Grainger                   22.6 x
Henry Schein                    3.0%         Henry Schein                    20.3 x
VIN                             2.5%         Corp. Express                   18.9 x
Arrow                           1.6%         PSS World Medical               14.8 x
Corp. Express                   1.0%         Arrow                           13.3 x
Owens & Minor                   1.0%         Owens & Minor                   13.2 x
MEAN                            3.0%         MEAN                            18.3 x

Note: VIN data based on transaction purchase price of $37.00 per share. VIN excluded from mean.

PROJECT VINTAGE                                 [DEUTSCHE BANC ALEX. BROWN LOGO]

                          COMPARABLE COMPANY ANALYSIS

     Calendar 1999 P/E                           I/B/E/S Growth Rate
VIN                             27.0 x       Henry Schein                    23.3%
W.W. Grainger                   21.4 x       PSS World Medical               22.5%
Patterson Dental                21.0 x       Patterson Dental                19.7%
Henry Schein                    16.0 x       Corp. Express                   16.7%
Corp. Express                   15.4 x       VIN                             16.7%
Owens & Minor                   13.4 x       Owens & Minor                   15.0%
PSS World Medical               12.7 x       Arrow                           13.6%
Arrow                           12.0 x       W.W. Grainger                   10.6%
MEAN                            16.0 x       MEAN                            17.3%

     Calendar 2000 P/E                              Cal. 1999 P/E to Growth
VIN                             22.9 x       W.W. Grainger                   201.8%
W.W. Grainger                   19.2 x       VIN                             115.9%
Patterson Dental                17.6 x       Patterson Dental                106.8%
Henry Schein                    12.5 x       Corp. Express                    92.3%
Corp. Express                   11.2 x       Owens & Minor                    89.3%
Owens & Minor                   11.1 x       Arrow                            88.6%
PSS World Medical               10.6 x       Henry Schein                     68.6%
Arrow                            9.6 x       PSS World Medical                56.5%
MEAN                            13.1 x       MEAN                            100.6%

Note: VIN data based on transaction purchase price of $37.00 per share. VIN excluded from mean.

PROJECT VINTAGE                                [DEUTSCHE BANC ALEX. BROWN LOGO]

PREMIUMS PAID IN SELECTED
SIMILARLY-SIZED TRANSACTIONS

PROJECT VINTAGE                               [DEUTSCHE BANC ALEX. BROWN LOGO]

         PREMIUMS PAID IN SELECTED SIMILARLY-SIZED TRANSACTIONS

  Date                                                                            Enterprise      Premium / (Discount) Paid
Announced          Acquiror                            Target                    Value ($mil)     1 Day    1 Month    3 Months
---------          --------                            ------                    ------------     -----    -------    --------
01/11/99     Bergen Brunswig Corp              PharMerica Inc                      $1,350.3       37.5%    130.7%      164.9%
12/15/98     EMAP PLC                          Petersen Companies Inc               1,431.0        8.6%     39.8%       15.5%
12/14/98     Hughes Electronics Corp           US Satellite Broadcasting Inc        1,238.7       50.0%    122.2%      102.7%
12/13/98     Placer Dome Inc                   Getchell Gold Corp                   1,094.1      114.3%     90.7%      143.4%
10/22/98     Superior Telecom Inc              Essex International                  1,299.8       38.0%     69.5%       21.9%
10/09/98     InaCom Corp                       Vanstar Corp                         1,035.4       28.5%     24.8%      -27.7%
10/05/98     AT&T Corp                         Vanguard Cellular Systems Inc        1,394.6       15.7%     20.3%       17.2%
09/28/98     HBO & Co                          Access Health Inc                    1,071.5       39.2%     81.7%       70.6%
08/17/98     Waste Management Inc              Eastern Environmental Services       1,214.8        5.5%     -1.8%       33.0%
08/10/98     Allied Waste Industries Inc       American Disposal Services Inc       1,116.7       16.3%     -4.3%       10.8%
06/29/98     Hilton Hotels Corp                Grand Casinos Inc                    1,350.9        1.4%      9.5%       10.3%
06/18/98     NOVA Corp                         PMT Services Inc                     1,238.7       22.0%     32.0%       53.6%
06/16/98     United Rentals Inc                US Rentals Inc                       1,310.2        6.4%      1.8%       23.5%
04/30/98     Dow AgroSciences (Dow Chemical)   Mycogen Corp (Dow AgroSciences)      1,052.3       41.8%     52.4%       35.8%
04/27/98     Lucent Technologies Inc           Yurie Systems Inc                    1,034.9       11.1%     49.7%       62.6%
04/21/98     General Electric Co PLC           Tracor Inc                           1,359.8       10.0%     25.0%       33.9%
04/13/98     Paragon Health Network Inc        Mariner Health Group Inc             1,216.5        6.0%     29.0%       27.4%
03/18/98     Southdown Inc                     Medusa Corp                          1,084.1       17.2%     35.3%       53.3%
03/09/98     American Cellular Corp            PriCellular Corp                     1,070.5        7.7%     16.1%       23.8%
12/23/97     Ocean Energy Inc                  United Meridian Corp                 1,279.5      -13.9%     -9.7%      -21.7%
12/11/97     MascoTech Inc                     TriMas Corp                          1,384.0       12.7%     19.0%       13.6%
11/19/97     Total Renal Care Holdings Inc     Renal Treatment Centers Inc          1,457.0        8.6%     26.9%       16.6%
11/05/97     Consolidated Stores Corp          Mac Frugal's Bargains                1,040.9        2.9%     23.5%       33.3%
10/20/97     Kinder Morgan Energy Partners     Santa Fe Pacific Pipeline            1,352.1       31.8%     38.6%       34.3%
10/13/97     McAfee Associates Inc             Network General Corp                 1,113.3       19.7%     42.7%       83.3%
10/10/97     Kennametal Inc                    Greenfield Industries Inc            1,062.2       19.7%     44.1%       34.2%
10/06/97     Loral Space & Communications      Orion Network Systems Inc            1,265.1       20.2%     32.6%       68.2%

Source: SDC, January 1, 1994 to present. Includes completed M&A transactions (excluding financial services companies) between $1.0 and $1.5 billion.



PROJECT VINTAGE                                [DEUTSCHE BANC ALEX. BROWN LOGO]

         PREMIUMS PAID IN SELECTED SIMILARLY-SIZED TRANSACTIONS

  Date                                                                                Enterprise        Premium / (Discount) Paid
Announced       Acquiror                            Target                           Value  ($mil)     1 Day    1 Month     3 Months
---------       --------                            ------                           -------------     -----    -------     --------
09/22/97      BF Goodrich Co                     Rohr Inc                              $1,237.3         5.1%      14.2%      47.6%
09/08/97      WorldCom Inc                       CompuServe Inc (H&R Block)             1,052.2        -5.2%      11.9%      16.4%
09/04/97      Tyson Foods Inc                    Hudson Foods Inc                       1,021.9        23.5%      28.7%      25.8%
08/18/97      Texaco Inc                         Monterey Resources Inc                 1,320.9        39.4%      54.1%      30.2%
07/28/97      IMC Global Inc                     Freeport-McMoRan Inc                   1,233.5        14.4%       5.2%       5.2%
06/30/97      JP Foodservice Inc                 Rykoff-Sexton Inc                      1,172.9        24.4%      27.6%      38.5%
06/16/97      Genesis Eldercare                  Multicare Cos Inc                      1,316.5         9.3%      34.9%      55.6%
06/09/97      Atlas Copco North America Inc      Prime Service Inc                      1,110.5        28.6%      31.3%      60.0%
06/06/97      Excel Communications Inc           Telco Communications Group Inc         1,017.6        32.9%      26.4%      61.3%
05/20/97      Tyco International Ltd             Keystone International Inc             1,426.8        84.2%     102.5%      92.3%
04/23/97      Hewlett-Packard Co                 VeriFone Inc                           1,142.3        67.6%      43.8%      34.7%
04/14/97      Neptune Orient Lines Ltd           APL Ltd                                1,482.2        55.8%      42.6%      40.3%
03/17/97      News Corp Ltd                      Heritage Media Corp                    1,348.4        69.1%      69.1%      45.1%
02/18/97      Evergreen Media Corp               Chancellor Broadcasting Co             1,033.3         6.6%      -0.8%      -3.2%
02/18/97      NGC Corp                           Destec Energy Inc                      1,235.1        11.0%      27.4%      37.5%
01/20/97      Boston Scientific Corp             Target Therapeutics Inc                1,183.4        63.7%      93.7%      76.9%
01/14/97      KLA Instruments Corp               Tencor Instruments Inc                 1,268.0        33.1%      70.2%     113.3%
01/07/97      MedTrans Inc (Laidlaw Inc)         American Medical Response Inc          1,054.1        21.2%      36.8%      31.1%
11/18/96      Mattel Inc                         Tyco Toys Inc                          1,073.1        73.7%      94.6%     131.6%
10/07/96      Computer Associates Intl Inc       Cheyenne Software Inc                  1,199.6        36.3%      60.5%      74.3%
09/02/96      Potash Corp of Saskatchewan        Arcadian Corp                          1,424.5        16.9%      23.2%      30.2%
08/28/96      Doubletree Corp                    Red Lions Hotels (Red Lion Inn)        1,129.0        28.6%      31.4%      40.5%
08/26/96      Silver King Communications Inc     Home Shopping Network (Liberty)        1,069.5        17.3%      33.7%      -6.5%
07/01/96      Tribune Co                         Renaissance Commun Corp                1,118.7        11.6%      20.5%      44.7%
05/01/96      Crompton & Knowles Corp            Uniroyal Chemical Co                   1,326.2        27.7%      55.8%      64.4%
02/20/96      CUC International Inc              Davidson & Associates Inc              1,141.5        72.3%      67.8%      30.1%
11/13/95      IMC Global Inc                     Vigoro Corp                            1,476.8        31.9%      34.2%      42.1%

Source: SDC, January 1, 1994 to present. Includes completed M&A transactions (excluding financial services companies) between $1.0 and $1.5 billion.



PROJECT VINTAGE                                 [DEUTSCHE BANC ALEX. BROWN LOGO]

             PREMIUMS PAID IN SELECTED SIMILARLY-SIZED TRANSACTIONS

  Date                                                                                 Enterprise       Premium / (Discount) Paid
Announced            Acquiror                            Target                       Value  ($mil)    1 Day   1 Month     3 Months
---------            --------                            ------                       -------------    -----   -------     --------
 10/18/95       Puget Sound Power & Light Co     Washington Energy Co                   $1,074.9        20.2%    20.2%      23.8%
 10/10/95       HealthSouth Corp                 Surgical Care Affiliates Inc            1,489.4        59.3%    59.3%      86.7%
 09/20/95       Seagate Technology Inc           Conner Peripherals Inc                  1,305.5        23.7%    56.1%      70.4%
 08/14/95       Union Electric Co                CIPSCO Inc                              1,332.7        23.0%    24.6%      24.1%
 03/02/95       Homedco Group Inc                Abbey Healthcare Group Inc              1,008.4       118.5%   118.5%     156.4%
 03/02/95       Luxottica Group SpA              US Shoe Corp (Luxottica Group)          1,318.8        48.3%    38.3%      69.7%
 01/26/95       Vencor Inc                       Hillhaven Corp                          1,459.8        41.0%    57.3%      46.6%
 09/19/94       California Energy Co Inc         Magma Power Co                          1,107.5        38.1%    38.1%      36.8%
 07/14/94       Tyco International Ltd           Kendall International Inc               1,365.4        20.3%    22.1%      48.3%
 07/05/94       Wellfleet Communications         SynOptics Communications Inc            1,028.2        16.3%    16.3%     -13.8%

                                                                                         MEAN           29.5%    41.2%      46.1%
                                                                                         MEDIAN         22.5%    33.9%      37.2%
                                                                                         LOW           -13.9%    -9.7%     -27.7%
                                                                                         HIGH          118.5%   130.7%     164.9%

Source: SDC, January 1, 1994 to present. Includes completed M&A transactions (excluding financial services companies) between $1.0 and $1.5 billion.



PROJECT VINTAGE                                 [DEUTSCHE BANC ALEX. BROWN LOGO]

      OVERVIEW OF MERLOT

      PROJECT VINTAGE                          [DEUTSCHE BANC ALEX. BROWN LOGO]

                                 MERLOT PROFILE
                              BUSINESS DESCRIPTION

- MERLOT operates three primary business segments: pharmaceuticals, laboratory supplies and specialty chemicals. Its approximately 29,000 employees are a part of 171 companies in 48 countries.

- Since going public in the fall of 1995, practically all operational activities have been united under MERLOT KGaA, in which E. MERLOT is a 74% owner. These two companies are collectively referred to as MERLOT Darmstadt.

- The pharmaceutical products manufactured by MERLOT include ethical, generic and over-the-counter drugs. Most products are considered standard pharmacy stock not only in Germany, but also elsewhere in Europe and in many other countries around the world.

- The Special and Fine Chemicals Division consists of three business units: electronic chemicals, pharmaceutical and food industry and technical industry.

- MERLOT's laboratory product offering consists of chemicals, consumable materials, instruments/systems, small-scale implements and laboratory equipment.

-        MERLOT markets almost all of its own laboratory products and reagents.

- MERLOT distributes laboratory supplies through a network operating throughout 11 European countries, and maintains an online catalog with information on over 11,000 products.

             FINANCIAL PROFILE (in millions, except per share data)

Market Data:                            Latest Twelve Months (12/31/98):               Enterprise Value Multiples:
  Stock Price (06/04/99)    $   34.83     Revenues                         $ 4,275.0     LTM Revenues                   1.8  x
  Equity Value              $ 5,990.3     EBITDA                           $   812.9     LTM EBITDA                     9.4  x
  Enterprise Value          $ 7,618.1     EBIT                             $   541.0     LTM EBIT                      14.1  x
  Fully Diluted Shares          172.0     Net Income                       $   334.5

Balance Sheet:                          Projected EPS:                                 Equity Value Multiples:
  Cash and Equivalents      $   393.5     1999 EPS                         $    1.85     LTM Net Income                17.9  x
  Total Debt                $ 2,021.3     2000 EPS                         $    2.16     1999 EPS                      18.8  x
  Book Value                $ 1,764.8                                                    2000 EPS                      16.1  x

Source: MERLOT 1998 Annual Report and BT Alex. Brown research dated October 14, 1998.


      PROJECT VINTAGE                      [DEUTSCHE BANC ALEX. BROWN LOGO]


                                     - 41 -